Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-228529 and 333-224180) and Form S-8 (Nos. 333-237181, 333-230155, 333-223664, 333-218544 and 333-210521) of Yumanity Therapeutics, Inc. (formerly known as Proteostasis Therapeutics, Inc.) of our report dated September 23, 2020 relating to the financial statements of Yumanity Holdings, LLC, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 3, 2021